EXHIBIT 99.1
EZCORP ANNOUNCES THIRD FISCAL QUARTER RESULTS
AUSTIN, Texas (July 24, 2007) — EZCORP, Inc. (Nasdaq: EZPW) announced today results for its third fiscal quarter and nine month period, which ended June 30, 2007. For the quarter ended June 30, 2007, EZCORP’s net income increased 21% to $6,762,000 ($0.16 per share) compared to $5,608,000 ($0.13 per share) for the quarter ended June 30, 2006. Total revenues for the quarter increased 18% to $86,993,000 while operating income improved 16% to $9,307,000.
For the nine months ended June 30, 2007, net income increased 33% to $26,719,000 ($0.62 per share) compared to $20,091,000 ($0.48 per share) for the prior year nine month period. Total revenues grew 17% to $268,323,000 while operating income increased 30% to $38,810,000.
Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, “We are pleased to report, once again, that our growth in earnings reflected a solid contribution from all segments of our business. Pawn net revenues grew 7% led by a 13% increase in pawn service charges. Same store pawn loan balances for the quarter increased 11% over the prior year. Our signature loan contribution, fees less bad debt, increased 37% over the prior year quarter as a result of a 52% increase in signature loan fees offset by higher relative levels of bad debt. As a result of the higher levels of bad debt, we fine tuned our underwriting, primarily with new customers, and saw significant improvement late in the quarter.”
Rotunda continued, “On June 18th we completed the acquisition of Jumping Jack Cash’s Colorado locations. Since we closed late in the quarter, these stores had a nominal impact on the quarter’s results. We expect these stores to contribute $0.04 to $0.05 per share over a full year, with most of that benefit coming in the seasonally strong December and March quarters.”
Rotunda concluded, “We expect our fourth fiscal 2007 quarter’s earnings to be approximately $0.26 per share compared to $0.21 for the fiscal 2006 fourth quarter. You may recall that our fiscal 2006 fourth quarter included a net benefit of approximately $0.01 per share from three nonrecurring items. This fourth quarter guidance and our nine month results will bring our guidance for our 2007 fiscal year to approximately $0.88 per share compared to fiscal 2006’s $0.69 per share. Based on new EZMONEY locations in the pipeline, we expect to open approximately 45 EZMONEY stores during the fourth quarter for approximately 100 net new EZMONEY locations this fiscal year. In May we opened our third EZPAWN location in Mexico and we expect to open our fourth location in the September quarter.”

EZCORP is primarily a lender or provider of credit services to individuals who do not have cash resources or access to credit to meet their short-term cash needs. The Company offers non-recourse loans collateralized by tangible personal property, commonly known as pawn loans, in 295 U.S. and three Mexico EZPAWN locations open at June 30, 2007. At these locations, the Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. In 390 EZMONEY locations and 80 EZPAWN locations open at June 30, 2007, the Company offers short-term non-collateralized loans, often referred to as payday loans, or fee based credit services to customers seeking loans.
This announcement contains certain forward-looking statements regarding the Company’s expected performance for future periods including, but not limited to, new store expansion and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, changes in the regulatory environment, and other factors periodically discussed in the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
You are invited to listen to a conference call discussing these results on July 24, 2007 at 3:30pm Central Time. The conference call can be accessed over the Internet or replayed at your convenience at the following address.
http://www.videonewswire.com/event.asp?id=40904
For additional information, contact Dan Tonissen at (512) 314-2289.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2007	2006
Revenues:
Merchandise sales	$30,607	$29,612
Jewelry scrapping sales	12,069	11,028
Pawn service charges	16,978	15,021
Signature loan fees	27,024	17,821
Other	315	304

Total revenues	86,993	73,786
Cost of goods sold:
Cost of merchandise sales	17,745	16,868
Cost of jewelry scrapping sales	7,676	6,830

Total cost of goods sold	25,421	23,698

Net revenues	61,572	50,088

Operations expense	31,595	27,544
Signature loan bad debt	10,142	5,531
Administrative expense	8,033	6,830
Depreciation and amortization	2,495	2,143

Operating income	9,307	8,040

Interest income	(618)	(193)
Interest expense	67	43
Equity in net income of unconsolidated affiliate	(720)	(557)
Gain on sale/disposal of assets	(155)	(70)

Income before income taxes	10,733	8,817
Income tax expense	3,971	3,209

Net income	$6,762	$5,608

Net income per share, diluted	$0.16	$0.13

Weighted average shares, diluted	43,482	42,557

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Nine Months Ended June 30,
	2007	2006
Revenues:
Merchandise sales	$107,993	$104,304
Jewelry scrapping sales	33,695	26,294
Pawn service charges	51,496	46,988
Signature loan fees	74,132	49,949
Other	1,007	962

Total revenues	268,323	228,497
Cost of goods sold:
Cost of merchandise sales	63,903	60,415
Cost of jewelry scrapping sales	21,715	17,281

Total cost of goods sold	85,618	77,696

Net revenues	182,705	150,801

Operations expense	94,087	82,095
Signature loan bad debt	19,086	12,062
Administrative expense	23,528	20,347
Depreciation and amortization	7,194	6,402

Operating income	38,810	29,895

Interest income	(1,499)	(283)
Interest expense	214	396
Equity in net income of unconsolidated affiliate	(2,185)	(1,745)
Gain on sale/disposal of assets	(131)	(62)

Income before income taxes	42,411	31,589
Income tax expense	15,692	11,498

Net income	$26,719	$20,091

Net income per share, diluted	$0.62	$0.48

Weighted average shares, diluted	43,393	41,923

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

	As of June 30,
	2007	2006
Assets:
Current assets:
Cash and cash equivalents	$31,686	$22,731
Pawn loans	58,053	48,932
Payday loans, net	4,514	1,966
Pawn service charges receivable, net	8,150	7,037
Signature loan fees receivable, net	5,439	3,708
Inventory, net	33,641	32,937
Deferred tax asset	7,150	8,365
Prepaid expenses and other assets	5,197	3,340

Total current assets	153,830	129,016

Investment in unconsolidated affiliate	21,250	17,870
Property and equipment, net	31,895	27,283
Deferred tax asset, non-current	4,536	3,669
Goodwill	16,205	631
Other assets, net	3,648	2,614

Total assets	$231,364	$181,083

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and other accrued expenses	$21,658	$18,517
Customer layaway deposits	1,888	1,734
Federal income taxes payable	1,255	752

Total current liabilities	24,801	21,003

Deferred gains and other long-term liabilities	2,977	3,339
Total stockholders’ equity	203,586	156,741

Total liabilities and stockholders’ equity	$231,364	$181,083

Pawn loan balance per ending pawn store	$195	$175
Inventory per ending pawn store	$113	$118
Book value per share	$4.93	$3.95
Tangible book value per share	$4.47	$3.88
EZPAWN store count — end of period	298	280
EZMoney signature loan store count — end of period	390	288
Shares outstanding — end of period	41,300	39,679

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

	EZPAWN	EZMONEY
	Operations	Operations	Consolidated
Three months ended June 30, 2007:
Revenues:
Sales	$42,676	$—	$42,676
Pawn service charges	16,978	—	16,978
Signature loan fees	808	26,216	27,024
Other	315	—	315

Total revenues	60,777	26,216	86,993

Cost of goods sold	25,421	—	25,421

Net revenues	35,356	26,216	61,572

Operating expenses:
Operations expense	21,613	9,982	31,595
Signature loan bad debt	570	9,572	10,142

Total direct expenses	22,183	19,554	41,737

Store operating income	$13,173	$6,662	$19,835

EZPAWN store count — end of period	298	—	298
EZMoney signature loan store count — end of period	7	383	390

Three months ended June 30, 2006:
Revenues:
Sales	$40,640	$—	$40,640
Pawn service charges	15,021	—	15,021
Signature loan fees	838	16,983	17,821
Other	304	—	304

Total revenues	56,803	16,983	73,786

Cost of goods sold	23,698	—	23,698

Net revenues	33,105	16,983	50,088

Operating expenses:
Operations expense	20,747	6,797	27,544
Signature loan bad debt	406	5,125	5,531

Total direct expenses	21,153	11,922	33,075

Store operating income	$11,952	$5,061	$17,013

EZPAWN store count — end of period	280	—	280
EZMoney signature loan store count — end of period	7	281	288

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

	EZPAWN	EZMONEY
	Operations	Operations	Consolidated
Nine Months ended June 30, 2007:
Revenues:
Sales	$141,688	$—	$141,688
Pawn service charges	51,496	—	51,496
Signature loan fees	2,554	71,578	74,132
Other	1,007	—	1,007

Total revenues	196,745	71,578	268,323

Cost of goods sold	85,618	—	85,618

Net revenues	111,127	71,578	182,705

Operating expenses:
Operations expense	64,926	29,161	94,087
Signature loan bad debt	1,070	18,016	19,086

Total direct expenses	65,996	47,177	113,173

Store operating income	$45,131	$24,401	$69,532

EZPAWN store count — end of period	298	—	298
EZMoney signature loan store count — end of period	7	383	390

Nine Months ended June 30, 2006:
Revenues:
Sales	$130,598	$—	$130,598
Pawn service charges	46,988	—	46,988
Signature loan fees	2,237	47,712	49,949
Other	962	—	962

Total revenues	180,785	47,712	228,497

Cost of goods sold	77,696	—	77,696

Net revenues	103,089	47,712	150,801

Operating expenses:
Operations expense	63,401	18,694	82,095
Signature loan bad debt	920	11,142	12,062

Total direct expenses	64,321	29,836	94,157

Store operating income	$38,768	$17,876	$56,644

EZPAWN store count — end of period	280	—	280
EZMoney signature loan store count — end of period	7	281	288